SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2019

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 27, 2019, Ionis Pharmaceuticals, Inc. (the “Company”) voluntarily terminated the Line of Credit Agreement with Morgan Stanley Private Bank, National Association (“Morgan Stanley”) entered into on June 16, 2015 and amended on December 30, 2015 and February 24, 2016 (the “Credit Agreement”).

Under the Credit Agreement, Morgan Stanley provided a maximum of $30,000,000 of revolving credit to the Company for general working capital non-purpose uses.

The Company paid off the outstanding balance of $12.5 million due to Morgan Stanley under the Credit Agreement before terminating the Credit Agreement.  The Company did not incur any material early termination penalties as a result of such termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: September 30, 2019	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Senior Vice President, Legal, General Counsel and Chief Compliance Officer